Exhibit 21

List of Subsidiaries

As of December 31, 2024
Listed below are subsidiaries of Philip Morris International Inc. (the “Company”) as of December 31, 2024, and their state or country of organization.

Name	State or Country of Organization

Abal Hermanos S.A.	Uruguay
AG Snus Aktieselskab	Denmark
Alkapharmics Sarl	Switzerland
AO Philip Morris Izhora	Russian Federation
C.A. Tabacalera Nacional	Venezuela
Claudio HoldCo A/S	Denmark
Cogent International Manufacturing Ltd.	Canada
Compania Colombiana de Tabaco S.A.S.	Colombia
CTPM International S.A.	Switzerland
Egypt Investments Holding Ltd.	United Arab Emirates
f6 Cigarettenfabrik GmbH & Co.KG	Germany
f6 Geschaftsfuhrungs GmbH	Germany
Fertin Pharma A/S	Denmark
Fertin India Private Limited	India
Fire Up International BV.	Netherlands
Fortune Landequities and Resources Inc.	Philippines
Gotlands Snus AB	Sweden
House of Oliver Twist A/S	Denmark
Industrias del Tabaco, Alimentos y Bebidas S.A. ITABSA	Ecuador
International Tobacco Procurement LLC	United States
IPM India Wholesale Trading Private Limited	India
Kairus Inc.	United States
Latin America and Canada Investments B.V.	Netherlands
Leonard Dingler (Proprietary) Limited	South Africa
Limited Liability Company Philip Morris Georgia	Georgia
Limited Liability Company Philip Morris Sales & Marketing	Republic of Moldova
Limited Liability Company Philip Morris Sales and Distribution	Ukraine
Massalin Particulares S.R.L.	Argentina
NCP NextGen A/S	Denmark
NouCo Holding Inc.	United States
NYZ AB	Sweden
Orecla Investments Limited	United Kingdom

Orecla Realty, Inc.	Philippines
Orecla Sarl	Switzerland
Orecla Services SA	Switzerland
Pan Africa Entrepreneurs Limited	United Kingdom
Pan Africa Entrepreneurs Services Sarl	Senegal
Pan Africa Invest Company Limited	United Kingdom
Papastratos Cigarettes Manufacturing Company Single Member S.A.	Greece
Papastratos International B.V.	Netherlands
Park (U.K.) Limited	United Kingdom
Park Tobacco Limited	United Kingdom
PdB HoldCo LLC	United States
Philip Morris (Australia) Limited	Australia
Philip Morris (China) Management Co. Ltd.	China
Philip Morris (Malaysia) Sdn. Bhd.	Malaysia
Philip Morris (New Zealand) Limited	New Zealand
Philip Morris (Pakistan) Limited	Pakistan
Philip Morris (Thailand) Ltd.	United States
Philip Morris Albania Sh.p.k.	Albania
Philip Morris Algeria Sarl	Algeria
Philip Morris ApS	Denmark
Philip Morris Armenia Limited Liability Company	Armenia
Philip Morris Asia Limited	Hong Kong
Philip Morris Austria GmbH	Austria
Philip Morris Bangladesh Limited	Bangladesh
Philip Morris Benelux B.V.	Belgium
Philip Morris BH d.o.o. za trgovinu Sarajevo	Bosnia and Herzegovina
Philip Morris Brands Sarl	Switzerland
Philip Morris Brasil Industria e Comercio Ltda.	Brazil
Philip Morris Brasil S.A.	United States
Philip Morris Brasil Comercio e Distribuicao Ltda	Brazil
Philip Morris Bulgaria EOOD	Bulgaria
Philip Morris Chile Comercializadora Limitada	Chile
Philip Morris Costa Rica, Sociedad Anonima	Costa Rica
Philip Morris CR a.s.	Czech Republic
Philip Morris Cyprus Ltd	Cyprus
Philip Morris Dominicana, S.A.	Dominican Republic
Philip Morris Eesti Osauhing	Estonia
Philip Morris Egypt Holdings Limited	United Kingdom
Philip Morris Egypt Limited Liability Company	Egypt
Philip Morris El Salvador Sociedad Anonima de Capital Variable	El Salvador

Philip Morris Electronics (Shenzhen) Ltd.	China
Philip Morris Finance SA	Switzerland
Philip Morris Finland Oy	Finland
Philip Morris France S.A.S.	France
Philip Morris Global Brands Inc.	United States
Philip Morris GmbH	Germany
Philip Morris Group Pension Plan Trustees Limited	United Kingdom
Philip Morris Holdings Sarl	Switzerland
Philip Morris Holland Holdings B.V.	Netherlands
Philip Morris Hungary Cigarette Trading Ltd.	Hungary
Philip Morris International Holdings B.V.	Netherlands
Philip Morris International Inc.	United States
Philip Morris International Insurance (Ireland) Designated Activity Company	Ireland
Philip Morris International IT Service Center Sarl	Switzerland
Vectura Fertin Pharma Research Laboratories Pte. Ltd.	Singapore
Philip Morris International Service Center, S.L. Sociedad Unipersonal	Spain
Philip Morris International Services Sarl	Switzerland
Philip Morris Investments B.V.	Netherlands
Philip Morris Investments B.V./Jordan Ltd.Co.	Jordan
Philip Morris Italia S.r.l.	Italy
Philip Morris Jamaica Limited	Jamaica
Philip Morris Japan Godo-Kaisha	Japan
Philip Morris Kazakhstan LLP	Kazakhstan
Philip Morris Korea Inc.	South Korea
Philip Morris KSA Holdings Limited	United Kingdom
Philip Morris KSA Trading Company	Saudi Arabia
Philip Morris Latin America Services S.R.L.	Argentina
Philip Morris Limited	United Kingdom
Philip Morris Limited	Australia
Philip Morris Limited	Nigeria
Philip Morris Ljubljana, storitveno podjetje, d.o.o.	Slovenia
Philip Morris Ltd	Israel
Philip Morris Luxembourg S.a.r.l.	Luxembourg
Philip Morris Management Services (Middle East) Limited	United Arab Emirates
Philip Morris Manufacturing & Technology Bologna S.p.A.	Italy
Philip Morris Manufacturing GmbH	Germany
Philip Morris Manufacturing Senegal S.A.R.L.	Senegal
Philip Morris Maghreb SARL	Morocco
Philip Morris Mexico Productos Y Servicios, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Philip Morris Mexico, Sociedad Anónima de Capital Variable	Mexico

Philip Morris Misr Limited Liability Company	Egypt
Philip Morris Montenegro DOO	Montenegro
Philip Morris Nicaragua Sociedad Anonima	Nicaragua
Philip Morris North Africa SARL	Tunisia
Philip Morris Operations a.d. Nis	Serbia
Philip Morris Panama Sociedad en Comandita por Acciones	Panama
Philip Morris Paraguay S.A.	Paraguay
Philip Morris Pensionstreuhand GmbH	Germany
Philip Morris Peru, Sociedad Anónima	Peru
Philip Morris Polska Distribution Społka z ograniczona odpowiedzialnoscia	Poland
Philip Morris Polska Społka Akcyjna	Poland
Philip Morris Polska Tobacco Społka z ograniczona odpowiedzialnoscia	Poland
Philip Morris Products S.A.	Switzerland
Philip Morris Research Laboratories GmbH	Germany
Philip Morris Reunion S.A.R.L.	Réunion
Philip Morris Romania S.R.L.	Romania
Philip Morris Pazarlama ve Satis A.S.	Turkey
Philip Morris Sales and Distribution FE LLC	Uzbekistan
Philip Morris Sales and Marketing Ltd.	Russian Federation
Philip Morris Services d.o.o. Beograd	Serbia
Philip Morris Services India Sarl	Switzerland
Philip Morris Services S.A.	Switzerland
Philip Morris Seyahat Perakende Satis Anonim Sirketi	Turkey
Philip Morris Singapore Pte. Ltd.	Singapore
Philip Morris Slovakia s.r.o.	Slovakia
Philip Morris South Africa (Proprietary) Limited	South Africa
Philip Morris South Africa Holdings (Proprietary) Limited	South Africa
Philip Morris Spain, S.L.	Spain
Philip Morris Switzerland Sarl	Switzerland
Philip Morris T & T Limited	Trinidad and Tobago
Philip Morris Taiwan S.A.	Switzerland
Philip Morris Tanzania Limited	Tanzania
Philip Morris Trading (Thailand) Company Limited	Thailand
Philip Morris Trading S.R.L.	Romania
Philip Morris Travel Retail Hong Kong Limited	Hong Kong
Philip Morris Tunisia Sarl	Tunisia
Philip Morris Tutunski Kombinat Prilep DOO	North Macedonia
Philip Morris Vietnam Limited Liability Company	Vietnam
Philip Morris World Trade S.a r.l.	Switzerland
Philip Morris Yonetim Hizmetleri A.S.	Turkey
Philip Morris Zagreb d.o.o. za vanjsku i unutarnju trgovinu	Croatia

Philmor Global Business Services (India) Private Limited	India
Philip Morris Tutun Mamulleri Sanayi ve Ticaret A.S.	Turkey
Pinkerton Tobacco Co. LP.	United States
PM Equity Partner Sarl	Switzerland
PMFTC Inc.	Philippines
PMI Business Solutions (Philippines) Inc.	Philippines
PMI Engineering S.A.	Switzerland
PMI Global Services Inc.	United States
PMI Global Studio Limited	United Kingdom
PMI Service Center Europe spolka z ograniczona odpowiedzialnoscia	Poland
PMI US Corporate Services Inc.	United States
PMM-S.G.P.S., S.A.	Portugal
PrJSC Philip Morris Ukraine	Ukraine
ProfiGen do Brasil Ltda.	Brazil
ProfiGen LLC	United States
Proveedora Ecuatoriana S.A. PROESA	Ecuador
PT Agasam	Indonesia
PT Harapan Karya Sembilan	Indonesia
PT Hanjaya Mandala Sampoerna Tbk.	Indonesia
PT Persada Makmur Indonesia	Indonesia
PT Perusahaan Dagang Dan Industri Panamas	Indonesia
PT Philip Morris Indonesia	Indonesia
PT Philip Morris Sampoerna International Service Center	Indonesia
PT Sampoerna Indonesia Sembilan	Indonesia
PT SRC Indonesia Sembilan	Indonesia
PT Wahana Sampoerna	Indonesia
Reviti International Sarl	Switzerland
Rothmans, Benson & Hedges Inc.	Canada
SIA Philip Morris Latvia	Latvia
SMCI Holding Inc.	United States
SMINT Holdings Corp.	Philippines
Superior Tobacco Co N.V.	Aruba
Superior Tobacco Company Curacao N.V.	Curacao
Svenska Tändsticksbolaget försaljningsaktiebolag	Sweden
Swedish Match AB (GUO)	Sweden
Swedish Match Cigars Inc.	United States
Swedish Match da Amazonia S.A.	Brazil
Swedish Match Denmark A/S	Denmark
Swedish Match do Brazil S.A.	Brazil
Swedish Match Dominicana S.A.	Dominican Republic
Swedish Match Fósforos Portugal, SA	Portugal

Swedish Match France SAS	France
Swedish Match Industries AB	Sweden
Swedish Match Intellectual Property AB	Sweden
Swedish Match Kibrit ve Cakmak Endustri A.S.	Turkey
Swedish Match Leaf Tobacco Company	United States
Swedish Match Lighters BV	Netherlands
Swedish Match North America LLC	United States
Swedish Match North Europe AB	Sweden
Swedish Match Overseas BV	Netherlands
Swedish Match Philippines Inc.	Philippines
Swedish Match Philippines Sales Inc.	Philippines
Swedish Match Retail AB	Sweden
Swedish Match Sales Norway AS	Norway
Swedish Match Sales Sweden AB	Sweden
Swedish Match US AB	Sweden
Swedish Match USA Inc.	United States
Swedmat Corp.	Philippines
Tabacalera Centroamericana Sociedad Anonima	Guatemala
Tabacontrole S.G.P.S., S.A.	Portugal
Tabacos Desvenados, Sociedad Anonima de Capital Variable	Mexico
Tabamark S.A.	Uruguay
Tabaqueira - Empresa Industrial de Tabacos, S.A.	Portugal
Tabaqueira II, S.A.	Portugal
TabLabs Inc.	Canada
The Pinkerton Tobacco Co. LLC	United States
Triaga Inc.	United States
UAB Philip Morris Baltic	Lithuania
UAB Philip Morris Lietuva	Lithuania
United Kingdom Tobacco Company Limited (The)	United Kingdom
United Tobacco Company	Egypt
Vectura Fertin Pharma, Inc.	United States
Vectura Fertin Pharma Denmark A/S	Denmark
Vectura Fertin Pharma Malaysia SDN. BHD.	Malaysia
Vectura Fertin Pharma Private Limited	India
Vectura Inc.	United States